UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 5, 2007, Allin Corporation (the “Company”) and S&T Bank, a Pennsylvania banking association, entered into the Seventh Amendment to Loan and Security Agreement (Asset Based) (the “Seventh Amendment”) upon S&T Bank’s execution of the amendment. The Company had previously executed the amendment on July 3, 2007.

The Seventh Amendment revises Section 1.2 Borrowing Base paragraph (b) “Qualified Accounts” of the October 1, 1998 Loan and Security Agreement, as amended (the “Loan Agreement”), such that the Company’s accounts receivable due from its customer Citigroup that are aged more than one hundred twenty days from the date of invoice shall be eligible for inclusion in the determination of the borrowing base for a determinate period ending on July 31, 2007. The accounts receivable due from Citigroup were previously qualified accounts receivable for the borrowing base only if aged not more than one hundred twenty days from the date of invoice. Inclusion of the Company’s accounts receivable as qualified accounts remains subject to certain restrictions included in the Loan Agreement, as amended.

The above description of the terms of the Seventh Amendment is qualified in its entirety by the Seventh Amendment which is incorporated by reference herein. The Seventh Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

10.1	Seventh Amendment to Loan and Security Agreement (Asset Based) between Allin Corporation and S&T Bank, a Pennsylvania banking association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: July 9, 2007	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Seventh Amendment to Loan and Security Agreement (Asset Based) between Allin Corporation and S&T Bank, a Pennsylvania banking association